                                                                   EXHIBIT 10.52

                              AMENDMENT AGREEMENT

     This Amendment Agreement ("Amendment") to the exclusive sublicense agreement of June 9, 1999 ("License") by and between Alkermes, Inc., 64 Sidney Street, Cambridge, Massachusetts 02139 ("Alkermes") and Targeted Genetics Corporation, 1100 Olive Way, Suite 100, Seattle, Washington 98101 ("Targeted") is entered into as of the date of the last signature below.

     The parties agree as follows:

     1. Unless otherwise defined in this Amendment, all capitalized terms shall have the meaning set forth in the License.

     2. For purposes of clarification, (i) the term "Fields of Use" includes all fields, (ii) the term "Licensed Patent Rights" includes the patents and patent applications set forth on Exhibit A attached hereto, (iii) in Section 1.6(b), line 3, the phrase "divisions and continuations" includes continuations-in-part, and (iv) in Section 1.8, line 1, the term "product" includes any composition, article or kit.

     3. A new Section 1.8A "Licensed Process" shall be added to the License as follows:

     "Licensed Process" means any method, process, procedure or service, the use or practice of which would, in the absence of this Agreement, infringe one or more issued claims of the Licensed Patent Rights that have not been held invalid or unenforceable by an unappealed or unappealable judgment of a court of competent jurisdiction or expired.

     4. Section 2.1 "Grant of License to Targeted" is hereby amended by inserting "and its Affiliates" as follows:

     "Subject to the terms and conditions of this Agreement, Alkermes and its Affiliates hereby grant to Targeted and its Affiliates..."

     5. For purposes of clarification, the rights granted to Targeted and its Affiliates by Alkermes and its Affiliates in Section 2.1 include the exclusive rights to (i) import Licensed Products and practice Licensed Processes in the Fields of Use, and (ii) grant sublicenses to import Licensed Products and practice Licensed Processes in the Fields of Use.

     6. Section 5.1 "Patent Prosecution" is hereby amended to include the following:

     "For so long as the licenses granted to Targeted in Section 2.1 of this Agreement are exclusive, Targeted shall have the rights granted to Alkermes under the AAV License Agreement to participate in the prosecution of the Licensed Patent Rights to the same extent as if Targeted were Alkermes thereunder. In this regard, Alkermes shall promptly provide to Targeted copies of all material provided to Alkermes pursuant to Section 6.1 of the AAV License Agreement, to the extent such materials have not previously been provided to Targeted. Futhermore, and by way of clarification, in the event that

     Children's Hospital notifies Alkermes that Children's Hospital has elected not to maintain or prosecute any Licensed Patent Rights, as contemplated by
     Section 6.1 of the AAV License Agreement, Alkermes shall so notify Targeted, and Targeted may elect to assume such prosecution and/or maintenance."

     7. Section 10.3 "Defense of Licensed Patent Rights by Alkermes" is hereby amended in its entirety as follows:

     "In the event Targeted fails to terminate the infringement within ninety
     (90) days of written notification informing Targeted of an alleged infringement, and does not institute litigation against the infringer for that purpose within such period, then Targeted shall notify Alkermes, and Alkermes in turn shall notify Children's Hospital, who has the right but not the obligation to bring such action under the AAV License Agreement. Targeted shall cooperate fully with Children's Hospital, At Targeted's expense, in connection with any such action. Such cooperation shall include (without limitation) Targeted permitting Children's Hospital to bring the action in Targeted's name and Targeted's executing any consents or assignments necessary or useful to permit Children's Hospital to enforce the Licensed Patent Rights against the infringer."

     8. A new Section 10.5 shall be added to the License as follows:

     "10.5 Other Actions. For so long as the licenses granted to Targeted in
     Section 2.1 of this Agreement are exclusive, in the event that a declaratory judgement action alleging invalidity or non-infringement of any of the Licensed Patent Rights is brought against Alkermes or Children's Hospital, then Targeted, at its option, shall have the right, within thirty
     (30) days after receipt of written notice of the commencement of such action, to intervene and take over the sole defense of the action at its own expense. Alkermes shall cooperate (and shall use commercially reasonable efforts to cause Children's Hospital to cooperate) with Targeted, at Targeted expense, in the defense of any such action. Such cooperation shall include (without limitation) Alkermes' permitting (and using commercially reasonable efforts to cause Children's Hospital to permit) Targeted to defend the action in Alkermes' (and Children's Hospital's) name and Alkermes' executing (and using commercially reasonable efforts to cause Children's Hospital to execute) any consents or assignments necessary or useful to permit Targeted to defend the action."

     9. All other terms conditions of the License shall remain in full force and effect.

     10. No amendment or modification to this Amendment shall be effective unless in writing and signed by both parties. The provisions of this Amendment are severable, and in the event that any provision of this Amendment is determined to be invalid or unenforceable under any controlling body of law, such invalidity or non-enforceability shall not in any way affect the validity or enforceability of the remaining provisions hereof.

     11. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. A party's signature may be transmitted by facsimile, thereby constituting a signed and delivered document.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment by their duly authorized officers and representatives.

Alkermes, Inc.                               Targeted Genetics Corporation


By:    /s/ MICHAEL LANDINE                   By:    /s/ H. STEWART PARKER
       ------------------------------               ----------------------------
Name:  MICHAEL LANDINE                       Name:  H. STEWART PARKER
       ------------------------------               ----------------------------
Title: VICE PRESIDENT                        Title: PRESIDENT & CEO
       ------------------------------               ----------------------------
Date:  3-12-02                               Date:  3-6-02
       ------------------------------               ----------------------------

                                   EXHIBIT A

                             LICENSED PATENT RIGHTS

The below-described patents and patent applications fall within the definition of "Licensed Patent Rights" set forth in the License and are therefore already covered by the licenses and other rights grants by Alkermes to Targeted therein. This listing is provided for purposes of clarification.

Patents:  US 5,658,785 (issued August 19, 1997)
          US 5,786,211 (issued July 28, 1998)
          US 5,858,775 (issued January 12, 1999)
          AU (Australia) 710 804 (granted January 20, 2000)

Patent Application: US 09/691,604 (filed October 18, 2000)
                    CA (Canada) 2,192,215 (filed June 6, 1995)
                    EP (European) 95927113.1 (filed June 6, 1995)
                    JP (Japan) 8-502305 (filed June 6, 1995)
                    PCT/US 95/07178 (filed June 6, 1995)

General: Any patent applications and any divisions, continuations and continuations-in-part thereof, any counterpart foreign patent applications corresponding thereto, and any U.S. or foreign patents issuing from any of the foregoing and any reissues, extensions and reexaminations thereof, in each case to the extent based on research performed in the laboratory of Dr. Philip R. Johnson as part of the Research Support and License Option Agreement dated November 29, 1994 between Alkermes and Children's Hospital.